Exhibit 5-A



                                  May 18, 2004



Sprint Corporation
P.O. Box 7997
Shawnee Mission, Kansas  66207-0997

     Re: 9,662,736 shares of FON Common Stock (par value $2.00 per share), and the related Rights, issued in connection with the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 9,662,736 shares of your FON Common Stock and the related Rights (collectively, the "FON Shares") referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the FON shares, the recombination of PCS Common Stock and FON Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The Sprint Retirement Savings Plan, the Sprint Retirement Savings Plan for Bargaining Unit Employees and the FON Shares have been duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and (ii) the FON Shares are issued in the manner and upon the terms set forth in the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees, such FON Shares will be legally issued, fully paid and nonassessable.


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Sprint Corporation
May 18, 2004
Page 2





     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,



                                        /s/ Michael T. Hyde
                                        Michael T. Hyde